As filed with the Securities and Exchange Commission on May 6, 2005

Registration No. 333-123811

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baxter International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	One Baxter Parkway Deerfield, Illinois 60015 (847) 948-2000	36-0781620 (I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert M. Davis

Corporate Vice President and Treasurer

One Baxter Parkway

Deerfield, Illinois 60015

(847) 948-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $1.00	150,000	$33.83	$5,074,500	$597

(1)	This Registration Statement also relates to such indeterminate number of additional shares of the Registrant’s common stock as may become issuable in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event. The common stock registered hereby includes preferred stock purchase rights, which are associated with and trade with the common stock. The value, if any, attributable to the rights is reflected in the market price of the common stock.
(2)	The price per share, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, is based on the average of the high and low prices per share of the Registrant’s common stock as reported on the New York Stock Exchange on April 1, 2005.
(3)	Previously paid in connection with the initial filing of this Form S-3 on April 4, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 6, 2005

PROSPECTUS

150,000 Shares

Baxter International Inc.

Common Stock

This prospectus relates to the resale, from time to time, of up to 150,000 shares of our common stock, par value $1.00, by BioSurgical Liquidating Trust, the selling stockholder named in this prospectus, including its donees, pledgees, transferees, beneficiaries or other successors in interest. For information on the selling stockholder, please see the section captioned “Selling Stockholder” beginning on page 5 of this prospectus. On March 28, 2005, the selling stockholder acquired 35,063 shares, offered for resale under this prospectus, pursuant to the terms of an amended asset purchase agreement between us and the selling stockholder. The remaining 114,937 shares that are being registered for resale may be acquired in the future by the selling stockholder under the contingent payment provisions of the agreement.

We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholder. The selling stockholder will receive all of the proceeds from the sale of the shares. We will bear all expenses incurred in connection with the issuance and distribution of the securities to be registered, except for any commissions or discounts paid or allowed by the selling stockholder to underwriters, dealers, brokers or agents, any transfer taxes and any fees and expenses of the selling stockholder’s advisors.

The selling stockholder may offer the shares through public or private transactions, on or off the New York Stock Exchange, at prices at or relating to prevailing market prices or at negotiated prices. See the section captioned “Plan of Distribution” beginning on page 6 of this prospectus.

Our common stock is principally traded on the New York Stock Exchange under the symbol “BAX.” The last reported sales price of our common stock on the New York Stock Exchange on May 5, 2005 was $37.27 per share.

Our principal executive offices are located at One Baxter Parkway, Deerfield, Illinois 60015, and our telephone number is (847) 948-2000.

Investing in our common stock involves risks that are described in the section captioned “ Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents, respectively. Neither we nor the selling stockholder is making an offer of the shares in any state in which the offer or sale is not permitted.

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PROSPECTUS SUMMARY

About Baxter International Inc.

Baxter operates as a global diversified medical products and services company with expertise in medical devices, pharmaceuticals and biotechnology that assist healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, infectious diseases, cancer, kidney disease, trauma and other conditions. The company’s products are used by hospitals, clinical and medical research laboratories, blood and plasma collection centers, kidney dialysis centers, rehabilitation centers, nursing homes, doctors’ offices and by patients at home under physician supervision.

Baxter International Inc. was incorporated under Delaware law in 1931. Our common stock is principally traded on the New York Stock Exchange under the symbol “BAX.” Our executive offices are located at One Baxter Parkway, Deerfield, Illinois 60015, and our telephone number is (847) 948-2000. Our corporate website is www.baxter.com. The information on our website does not constitute a part of this prospectus. For more information on Baxter’s business, please refer to the section of this prospectus captioned “Where You Can Find More Information” beginning on page 8 of this prospectus in order to find out where you can obtain copies of Baxter’s Annual Report on Form 10-K as well as other documents Baxter files with the Securities and Exchange Commission.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 (No. 333-123811) that we filed with the Securities and Exchange Commission utilizing a shelf-registration process. Under this shelf process, the selling stockholder may offer the shares described in this prospectus in one or more offerings. On March 28, 2005, we issued 35,063 shares of our common stock to the selling stockholder to satisfy our contractual obligation under an amended asset purchase agreement between us and the selling stockholder to pay regulatory clearance payments and accrued contingent payments in the form of our common stock. These 35,063 shares are being registered for resale under this prospectus. The additional 114,937 shares that are being registered may be delivered to the selling stockholder as contingent payments required under the contingent payment provisions of the amended agreement. The amended agreement provides that we will continue to make contingent payments based on sales related to the technology acquired under the original agreement. We are required to make these contingent payments, on a quarterly, semiannual or annual basis, in the form of our common stock and are contractually obligated to maintain an effective registration statement for the resale of such shares.

This prospectus relates to an aggregate amount of up to 150,000 shares of our common stock that may be offered for sale by the selling stockholder, or by any of its pledgees, donees, transferees, beneficiaries or other successors in interest. The selling stockholder may sell these shares of common stock directly to purchasers or they may sell these shares of common stock to purchasers through agents or dealers pursuant to this prospectus. The selling stockholder will receive all of the proceeds from the sale of the common stock and pay all commissions and transfer taxes applicable to any sale. Registration of these shares of common stock does not necessarily mean that the selling stockholder will actually sell these shares of common stock. You should read this prospectus together with the additional information described under the section captioned “Incorporation of Certain Information by Reference” beginning on page 7 of this prospectus.

RISK FACTORS

Before you decide whether to purchase our common stock, in addition to the other information in this prospectus and in the documents incorporated by reference in this prospectus, you should carefully consider each of the risks set forth below. The risks described below are not the only ones we face. Additional risks that are not yet identified may also materially harm our business.

The market value of our common stock may fluctuate. In recent years, the stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of specific companies. Our market price may fluctuate and the market value of our common stock may decline.

Future sales of our common stock may affect the market price of our common stock. The issuance of additional shares of our common stock may materially and adversely affect the per share market price of our common stock. In addition, if we issue additional shares of our common stock, existing holders of our common stock may experience dilution, and that dilution may be substantial. Issuances or sales of substantial numbers of additional shares of common stock, including in connection with future acquisitions, if any, or the perception that such issuances or sales could occur, may cause prevailing market prices for our common stock to decline.

Our ability to meet our obligations is dependent upon payments from our subsidiaries. We are a holding company with no significant business operations of our own and conduct all of our business operations through our subsidiaries. Our ability to make any dividend payments on our common stock will be dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions.

Our actual results may not conform to our projections. Our actual results may vary from our projections, affecting the market value of our common stock. For more information on this topic, see the section captioned “Special Note Regarding Forward-Looking Statements” immediately below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including documents incorporated by reference herein, that are not historical facts constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Particularly, our expectations regarding future operational liquidity, contractual obligations and other commercial commitments and capital requirements are forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the factors identified below and those other risks discussed in the section captioned “Risk Factors” beginning on page 2 of this prospectus. In evaluating forward-looking statements, you should consider these risks, together with the other risks described from time to time in our reports and documents filed with the Securities and Exchange Commission. Some of these risks and uncertainties are factors that affect all international businesses, while some are specific to the company and the healthcare arenas in which it operates. Many factors could affect the company’s actual results, causing results to differ, and possibly differ materially, from those expressed in any such forward-looking statements. These factors include, but are not limited to:

•	the company’s ability to realize in a timely manner the anticipated benefits of restructuring initiatives;

•	the effect of economic conditions;

•	the impact of geographic and/or product mix on the company’s sales;

•	actions of regulatory bodies and other government authorities, including the Food and Drug Administration and foreign counterparts that could delay, limit or suspend product sales and distribution;

•	product quality and/or patient safety concerns, leading to product recalls, withdrawals, launch delays or declining sales;

•	product development risks;

•	interest rates;

•	technological advances in the medical field;

•	demand for and market acceptance risks for new and existing products, such as ADVATE Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method (rAHF-PFM), and other technologies;

•	the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies;

•	inventory reductions or fluctuations in buying patterns by wholesalers or distributors;

•	foreign currency exchange rates;

•	the availability of acceptable raw materials and component supply;

•	global regulatory, trade and tax policies;

•	regulatory, legal or other developments relating to the company’s A, AF and AX series dialyzers;

•	the ability to obtain adequate insurance coverage at reasonable cost;

•	the ability to enforce patents;

•	patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology;

•	reimbursement policies of government agencies and private payers;

•	internal and external factors that could impact commercialization;

•	results of product testing; and

•	other factors described elsewhere in this prospectus or in the company’s other filings with the Securities and Exchange Commission.

Currency fluctuations are also a significant variable for global companies, especially fluctuations in local currencies where hedging opportunities are not economic or not available. If the United States Dollar strengthens significantly against foreign currencies, the company’s ability to realize projected growth rates in its sales and net earnings outside the United States, as reported in United States Dollars, could be negatively impacted.

Our management believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of the company’s business and operations, but there can be no assurance that the actual results or performance of the company will conform to any future results or performance expressed or implied by such forward-looking statements and undue reliance should not be placed upon them. Actual results could differ materially from such statements. Please refer to the company’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q and other documents filed by the company with the Securities and Exchange Commission, which are available on the company’s website, for more details concerning important factors that could cause actual results to differ materially. The company disclaims any current intention to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise, and all forward-looking statements speak only as of the time when made.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from sales of shares of our common stock offered by this prospectus. We will not receive any of the proceeds upon the resale of the common stock by the selling stockholder.

SELLING STOCKHOLDER

On March 28, 2005 we amended the asset purchase agreement between us and BioSurgical Corporation, the predecessor in interest to the selling stockholder, to clarify certain obligations concerning regulatory clearance payments, our development obligations and contingent payments related to the acquired technology. Under the terms of the amended agreement, on March 28, 2005, we issued 35,063 shares of our common stock to the selling stockholder to satisfy our contractual obligation to pay regulatory clearance payments and accrued contingent payments in the form of our common stock. We are contractually obligated to issue additional shares in the future to the selling stockholder as contingent payments based on sales related to the technology acquired under the original agreement.

The amended agreement requires us to file a registration statement with the Securities and Exchange Commission to register for resale the shares of common stock issued under the agreement. The shares offered by this prospectus may be offered for sale from time to time by the selling stockholder, or by any of its pledgees, donees, transferees, beneficiaries or other successors in interest. The selling stockholder will receive all of the net proceeds from the sale of shares of common stock under this prospectus. The selling stockholder has not had any material relationship with us within the past three years.

The following table sets forth the number of shares of our common stock beneficially owned by the selling stockholder. The amounts and information in the table are based upon information provided to us by the selling stockholder or its representative as of March 29, 2005. In addition, we are registering an additional 114,937 shares that may be issued to the selling stockholder under the contingent payment provisions of the agreement. This table assumes that we will issue to the selling stockholder and that the selling stockholder will sell all of the shares of common stock covered by this prospectus. Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Registered for Sale Hereby	Shares of Common Stock Beneficially Owned After the Offering
	Number	Percentage (1)		Number (2)	Percentage (1)
BioSurgical Liquidating Trust (3)	35,063	*	150,000	0	*

*	Less than 1.0%
(1)	Based on 648,449,555 shares of our common stock outstanding as of March 29, 2005 and the 114,937 shares registered hereby that may be issued to the selling stockholder under the contingent payment provisions of the amended agreement.
(2)	The amount of shares listed in this column assumes that we will issue to the selling stockholder and the selling stockholder will sell all of the shares of our common stock covered by this prospectus.
(3)	BioSurgical Liquidating Trust is a trust organized under the laws of the State of California on April 10, 2001, with Frederick S. Wyle serving as trustee. The trustee has sole voting and dispositive power with respect to the shares covered by this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholder. The selling stockholder, including its pledgees, donees, transferees, beneficiaries or other successors in interest, may from time to time offer the shares in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be made at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resale for its own account, pursuant to this prospectus;

•	underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom they may act as agent;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

•	the writing of options, swaps or derivatives on the shares;

•	put or call option transactions relating to the shares;

•	short sales or transactions to cover short sales relating to the shares;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for the shares;

•	sales in other ways not involving market makers or established trading markets;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions; and

•	any other lawful manner.

The selling stockholder may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealer or financial institution may engage in short positions or other derivative transactions relating to the shares of our common stock in the course of hedging positions they assume with the selling stockholder. The selling stockholder may also sell shares short and deliver the shares to close out such short positions. The selling stockholder may also enter into an option or other transaction with a broker-dealer or other financial institution which requires the delivery of shares we have registered to the broker-dealer or other financial institution, which the broker-dealer or other financial institution may resell by this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), provided such sale meets the criteria and conforms to the requirements of Rule 144.

In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers, participating broker-dealers or agents who executed sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, concessions or commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting discounts, concessions or commissions under the Securities Act.

We have advised the selling stockholder that during any period when the selling stockholder may be engaged in a distribution of the shares offered by this prospectus, the selling stockholder is required to comply with Regulation M promulgated under the Exchange Act and that the anti-manipulative provisions of Regulation M may apply to its sales in the market and to the activities of the selling stockholder and its affiliates.

The selling stockholder is under no obligation to sell all or any of the shares and may offer to sell all, some or none of the shares covered by this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.

EquiServe Trust Company, N.A. serves as transfer agent and registrar for our common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates other reports by reference that are not presented in or delivered with this prospectus.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference into this prospectus the specific documents listed below and all other documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents, respectively. You should rely only on the information contained in this prospectus or to which we have referred you herein. Neither we nor the selling stockholder have authorized anyone to provide you with different information.

The following documents, which have been filed by us with the Securities and Exchange Commission, are incorporated by reference into this prospectus:

•	our most recent Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 16, 2005;

•	our Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed with the SEC on March 31, 2005; and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 6, 2005;

•	our Current Reports on Form 8-K, filed with the SEC on January 10, 2005; February 25, 2005; March 14, 2005 (Item 4.02 only); March 21, 2005; and March 31, 2005;

•	the description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our Registration Statement on Form 8, filed with the SEC on June 26, 1986, including any subsequent amendment or any report filed for the purpose of updating such description;

•	the description of our series B junior participating preferred stock purchase rights, which is registered under Section 12 of the Exchange Act, contained in our Registration Statement on Form 8-A, filed with the SEC on February 23, 1999; and

•	the amended description of our series B junior participating preferred stock purchase rights contained in our Registration Statement on Form 8-A/A, filed with the SEC on May 30, 2001, including any subsequent amendment or any report filed for the purpose of updating such description.

We have filed with the SEC a registration statement on Form S-3. As permitted by SEC rules, this prospectus omits selected information contained in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each statement is deemed qualified in its entirety by reference to that exhibit.

We will promptly provide without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to the Corporate Secretary, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, (847)-948-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These filings are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

Our common stock is listed on the New York Stock Exchange. Reports, proxy statements and other information relating to Baxter can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. In addition, we maintain a website at www.baxter.com that contains additional information, including news releases, about our business and operations. The information on our website does not constitute a part of this prospectus.

LEGAL MATTERS

For purposes of this offering, Marla S. Persky, our Acting General Counsel as of the date of her opinion, delivered an opinion to us on the validity of the common stock offered hereby. Ms. Persky was an officer and full-time employee of ours and beneficially owns shares of our common stock and options to acquire shares of our common stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K of Baxter International Inc. for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited consolidated financial information of Baxter International Inc. for the quarterly periods ended March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However their separate reports dated (i) May 6, 2004 with respect to the quarter ended March 31, 2004, except as to Note 1A which is as of August 9, 2004 and Note 1B which is as of March 28, 2005, (ii) August 9, 2004 with respect to the quarter ended June 30, 2004, except as to Note 2A which is as of March 28, 2005, (iii) November 4, 2004 with respect to the quarter ended September 30, 2004, except as to Note 1A which is as of March 28, 2005, and (iv) May 3, 2005 with respect to the quarter ended March 31, 2005, each of which is incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not “reports” or “parts” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

The Registrant will pay all expenses to be incurred in connection with the issuance and distribution of the securities to be registered, except for any commissions or discounts paid or allowed by the selling stockholder to underwriters, dealers, brokers or agents, any transfer taxes and any fees and expenses of the selling stockholder’s advisors.

Registration Fee—Securities and Exchange Commission	$597
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	35,000
Printing Expenses	3,000
Miscellaneous	403

Total	$49,000

*	All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person’s conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article NINTH of the Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify its directors and officers against certain liabilities that may arise as a result of such service to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The Registrant is also empowered by section 102(b) of the General Corporation Law of the State of Delaware to include a provision in its certificate of incorporation to limit a director’s liability to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article EIGHTH of the Restated Certificate of Incorporation states that directors of the Registrant shall not be liable for monetary damages for breach of fiduciary duty “[t]o the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended.” Under currently applicable Delaware law, directors will remain liable for damages for (i) a breach of their duty of loyalty to the Registrant and its stockholders; (ii) acts or omissions not in good faith; (iii) their intentional misconduct or knowing violation of law; (iv) improper dividend payments, stock repurchases or redemptions; and (v) any transaction from which the director derived an improper personal benefit.

The Registrant maintains insurance policies under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Registrant has entered into indemnification agreements with its officers and directors, which its stockholders have approved or ratified. These agreements provide for full indemnification, including indemnification for judgments or settlements against an officer or director in favor of the Registrant, with certain exceptions. This indemnity could apply to liabilities under the Securities Act of 1933 in certain circumstances.

Item 16. Exhibits

Number	Description
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit (a) to the Company’s Registration Statement on Form S-16 (Registration No. 02-65269), filed on August 17, 1979).

4.2	Rights Agreement, dated as of December 9, 1998, between the Company and First Chicago Trust Company of New York as Rights Agent (including Form of Certificate of Designation, Form of Rights Certificates and Form of Summary of Rights) (incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K (File No. 1-4448), filed on December 15, 1998).

4.3	Certificate of Adjustment to the Rights Agreement, dated as of May 30, 2001 (incorporated by reference to Exhibit 2 to the Company’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 1-4448), filed on May 30, 2001).

**5	Opinion of Marla S. Persky, Acting General Counsel of the Company.

*15	Letter re Unaudited Interim Financial Information.

*23.1	Consent of PricewaterhouseCoopers LLP.

**23.2	Consent of Marla S. Persky (included in Exhibit 5).

**24	Powers of Attorney (included in the signature page in the initial filing of this Registration Statement).

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on May 6, 2005.

BAXTER INTERNATIONAL INC.

By:	/S/ ROBERT M. DAVIS
Name: Title:	Robert M. Davis Corporate Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Robert L. Parkinson, Jr.	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	May 6, 2005

* John J. Greisch	Corporate Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	May 6, 2005

* Walter E. Boomer	Director	May 6, 2005

* Blake E. Devitt	Director	May 6, 2005

* John D. Forsyth	Director	May 6, 2005

* Gail D. Fosler	Director	May 6, 2005

* James R. Gavin III, M.D., Ph.D.	Director	May 6, 2005

* Peter S. Hellman	Director	May 6, 2005

* Joseph B. Martin, M.D., Ph.D.	Director	May 6, 2005

* Carole Uhrich Shapazian	Director	May 6, 2005

SIGNATURE	TITLE	DATE

* Thomas T. Stallkamp	Director	May 6, 2005

* K.J. Storm	Director	May 6, 2005

* Albert P.L. Stroucken	Director	May 6, 2005

By:	/S/ ROBERT M. DAVIS
Name: Title:	Robert M. Davis Corporate Vice President and Treasurer Attorney-in-fact

EXHIBIT INDEX

Number	Description
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit (a) to the Company’s Registration Statement on Form S-16 (Registration No. 02-65269), filed on August 17, 1979).

4.2	Rights Agreement, dated as of December 9, 1998, between the Company and First Chicago Trust Company of New York as Rights Agent (including Form of Certificate of Designation, Form of Rights Certificates and Form of Summary of Rights) (incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K (File No. 1-4448), filed on December 15, 1998).

4.3	Certificate of Adjustment to the Rights Agreement, dated as of May 30, 2001 (incorporated by reference to Exhibit 2 to the Company’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 1-4448), filed on May 30, 2001).

**5	Opinion of Marla S. Persky, Acting General Counsel of the Company.

*15	Letter re Unaudited Interim Financial Information.

*23.1	Consent of PricewaterhouseCoopers LLP.

**23.2	Consent of Marla S. Persky (included in Exhibit 5).

**24	Powers of Attorney (included in the signature page in the initial filing of this Registration Statement).

*	Filed herewith.
**	Previously filed.